UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017
______________________
State Street Corporation
(Exact name of registrant as specified in its charter)
______________________

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.    Material Modification to Rights of Security Holders.

On June 12, 2017, State Street Corporation (the “Corporation”) notified U.S. Bank National Association, as indenture trustee (the “Trustee”), that the Corporation intends to exercise its option under the terms of that certain Junior Subordinated Indenture, dated as of December 15, 1996, as amended and supplemented by the Second Supplemental Indenture, dated as of April 30, 2007, in each case between the Corporation and the Trustee (collectively, the “Indenture”), to extend both the scheduled maturity date and the final repayment date of the Corporation’s floating rate junior subordinated debentures due 2037 (the “Debentures”). Specifically, effective as of June 15, 2017, the scheduled maturity date of the Debentures will be extended from June 15, 2037 to June 15, 2047, and the final repayment date of the Debentures will be extended from June 1, 2067 to June 1, 2077. The Debentures are registered in the name of Cede & Co., the nominee of The Depository Trust Company, and will remain subject to the other provisions of the Indenture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ SEAN P. NEWTH
		Name:	Sean P. Newth
		Title:	Senior Vice President, Chief Accounting Officer and Controller
Date:	June 12, 2017